UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AXSOME THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2026

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Axsome Therapeutics, Inc. (the “Annual Meeting”) that will be held on Friday, June 5, 2026 at 9:00 a.m., EDT. The Annual Meeting will be held virtually via means of remote communication. Stockholders will be able to attend the Annual Meeting, and submit questions, and vote their shares during the Annual Meeting, from any location that has Internet connectivity. There will be no physical in-person meeting. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the enclosed Proxy statement.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 14, 2026 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting. Please vote electronically over the Internet, by telephone, or if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your ongoing support of Axsome.

Very truly yours,

/s/ HERRIOT TABUTEAU, M.D.
Herriot Tabuteau, M.D.
Chief Executive Officer, President, and Chairman of the Board

AXSOME THERAPEUTICS, INC.

One World Trade Center, 29th Floor, New York, New York 10007

NOTICE OF

2026 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Friday, June 5, 2026 at 9:00 a.m., EDT.
Place:

The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting https://www.virtualshareholdermeeting.com/AXSM2026.

Items of Business:

(1) To elect the directors named in the proxy statement accompanying this notice to serve as a Class II directors until the annual meeting held in 2029 and until their successors are duly elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
(3) To approve, by non-binding advisory vote, the compensation of our named executive officers.
(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 14, 2026.
Voting:

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section herein entitled “Questions and Answers About Procedural Matters.”

By order of the Board of Directors,

/s/ HUNTER MURDOCK
Hunter Murdock
Secretary

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 24, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

AXSOME THERAPEUTICS, INC.

One World Trade Center, 29th Floor

New York, New York 10007

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our Board of Directors for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., EDT on Friday, June 5, 2026, and any postponements or adjournments thereof. The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting https://www.virtualshareholdermeeting.com/AXSM2026. As used in this proxy statement, the terms “the Company,” “Axsome,” “we,” “us,” and “our” mean Axsome Therapeutics, Inc. unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:

Why am I receiving these proxy materials?

A:

We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because our Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held on Friday, June 5, 2026 at 9:00 a.m., EDT, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This proxy statement includes information that we are required to provide to you by the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Q:

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:

The rules of the SEC permit us to furnish proxy materials, including this proxy statement and our 2025 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”), but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

Q:

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

A:

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice and Access Card. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Q:

What is included in the proxy materials?

A:	The proxy materials include:

•
This proxy statement for the Annual Meeting;
•
Our 2025 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2025; and
•
The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:

What information is contained in this proxy statement?

A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:

Where is the Annual Meeting?

A:	The Annual Meeting will be completely virtual via live webcast by visiting https://www.virtualshareholdermeeting.com/AXSM2026.

Q:

Can I attend the Annual Meeting?

A:

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 14, 2026, the Record Date. The meeting will begin via live webcast promptly at 9:00 a.m., EDT on June 5, 2026. You will be able to submit questions and vote your shares electronically during the meeting. To participate in the meeting, you must have the 16-digit control number that is shown on your Notice and Access Card or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form that accompanied your proxy materials.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Stockholders of record—If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

Beneficial owners—Many Axsome stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not be able to vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If your shares are registered in your name with Broadridge and you wish to attend the online-only virtual meeting, go to https://www.virtualshareholdermeeting.com/AXSM2026, enter your 16-digit control number you received on your proxy card or Notice to attend the meeting. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”). The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as stockholder withholding with respect to a particular matter.

Under the DGCL, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:

Who is entitled to vote at the Annual Meeting?

A:

Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 51,439,952 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Axsome will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:

How can I vote my shares at the Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted by returning a voting instruction card, or by telephone or on the internet. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you follow the instructions enclosed in this proxy statement. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:

How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet—You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice and Access Card or proxy card.
•
By Telephone—You may vote by proxy by telephone by calling the toll-free number found in the Notice and Access Card or proxy card.
•
By Mail—You may vote by proxy by filling out the proxy card you may have received and returning it in the envelope provided.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on June 4, 2026. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to information forwarded by your bank or broker to see which voting options are available to you.

Q:

Can I vote my shares by completing and returning the Notice?

A:	No. The Notice and Access Card will, however, provide instructions on how to vote by telephone, by Internet, or by requesting and returning a paper proxy card or voting instruction card.

Q:

What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)
To elect directors to serve as Class II directors until the annual meeting held in 2029 and until their successors are duly elected and qualified;
(2)
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
(3)
To approve, by non-binding advisory vote, the compensation of our named executive officers; and
(4)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal One—The election of a director requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the individual who receives the largest number of votes cast “for” is elected as a director, however, a nominee is not required to receive a majority of votes “for.” As a result, any shares not voted “for” a nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor.

Proposal Two—The affirmative vote of a majority of votes cast by holders of common stock either present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter thereon is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokers are entitled to vote on this matter without direction from you, and therefore are included in the number of affirmative votes required to achieve a majority.

Proposal Three—The affirmative vote of a majority of votes cast by holders of common stock either present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter thereon is required to approve the advisory vote on the compensation of our named executive officers. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Q:

How does the Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote your shares:

•
“FOR” the nominees for election as director listed in Proposal One;
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
•
“FOR” the approval of the compensation of our named executive officers.

Q:

What happens if I do not give specific voting instructions?

A:	Stockholder of record—If you are a stockholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
•
Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Deloitte & Touche LLP. Your broker will not have discretion to vote on the election of directors or the compensation of our named executive officers.

Please note that brokers may not vote your shares on the election of directors or the compensation of our named executive officers in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote after submitting my proxy?

A:

Subject to any rules your broker, trustee or nominee may have, you may change or revoke your proxy in any one of the ways listed below at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) sending our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or (2) voting at the Annual Meeting. A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote: (1) by submitting new voting instructions to your broker, trustee or other nominee; (2) by attending and voting at the Annual Meeting, if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares; or (3) by sending our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:

Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Axsome may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:

Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Axsome or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:

Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2027 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 25, 2026 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board of Directors or any committee thereof or any stockholder who is a stockholder of record on the date of the giving of the notice described below and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined in our amended and restated bylaws as that date which is not less than 120 days nor more than 150 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2027 annual meeting of stockholders is between January 6, 2027 and February 5, 2027.

In addition to satisfying the requirements under our bylaws described above, to comply with the “universal proxy rules” stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2027.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates—You may recommend candidates to our Board of Directors for consideration by our Nominating and Corporate Governance Committee by following the procedures set forth below in “Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

All notices of proposals by stockholders, whether or not included in Axsome’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Q:

How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. In addition, this and other information about our company may be obtained at the web site maintained by the SEC that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Additional Information about the Proxy Materials

Q:	If multiple members of my household are stockholders, why did we only receive one full set of proxy materials in the mail?

A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice of the Annual Meeting and the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and is environmentally friendly. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the notice of the Annual Meeting and the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice of the Annual Meeting and the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Axsome’s principal executive offices?

A:

Our principal executive offices are located at One World Trade Center, 29th Floor, New York, New York 10007. The telephone number at that location is (212) 332-3241.

Any written requests for additional information, copies of the proxy materials and 2025 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board of Directors, communications to our Board of Directors or any other communications should be sent to the address above.

Annual Reports

This proxy statement is accompanied by our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.axsome.com. In addition, upon written request to the Company’s Corporate Secretary at One World Trade Center, 29th Floor, New York, New York 10007, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors is currently comprised of five members who are divided into three classes with staggered three-year terms. A director serves in office until their respective successor is duly elected and qualified or until their earlier death or resignation. This classification of the Board of Directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. The term of office of our Class II directors, Mark Saad and Susan Mahony, Ph.D., MBA, will expire at this year’s Annual Meeting. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Information Regarding the Nominees and Other Directors

Nominees for Class II Directors for Term Expiring in 2029

Name	Age	Principal Occupation and Business Experience
Mark Saad	56	Mr. Saad has been a member of our Board of Directors since December 2014.

Mr. Saad has served as the CEO of NuLids, LLC, a portfolio company of Alethea Capital Management, LLC, an asset management firm based in Seattle for which he also serves as an advisor, since 2018. Between 2014 and 2017, he served as the Chief Financial Officer of Bird Rock Bio, Inc., a clinical stage biopharmaceutical company focused on developing innovative immuno-inflammatory regulators.

Previously, he served as Chief Financial Officer of Cytori Therapeutics (“Cytori”) from 2004 to 2014, where he was responsible for finance and accounting, business development, and other operating functions. Prior to Cytori, he served as Executive Director of UBS Investment Bank, where he was the Chief Operating Officer of the Global Healthcare Group. Prior to UBS, he was part of the Health Care Investment Banking Group at Salomon Smith Barney. Mr. Saad currently serves on the Board of Directors of multiple private healthcare companies. Mr. Saad holds a Bachelor of Arts Degree from Villanova University.

Susan Mahony, Ph.D., MBA	61	Dr. Mahony has been a member of our board of directors since October 2023.

Dr. Mahony was formerly Senior Vice President of Eli Lilly and Company (“Lilly”) from 2009 to 2011 and President of Lilly Oncology from 2011 to 2018, where under her leadership, the business unit evolved from one to five marketed medicines. At Lilly, she held leadership positions and led organizations in Europe, the United States, Canada, Japan, and China. She also led the global development and launches of several products, including duloxetine for depression and pain. Prior to Lilly, Dr. Mahony led commercial activities for Bristol Myers Squibb’s cardiovascular business and worked in sales and marketing at Amgen and Schering Plough. Dr. Mahony earned her Bachelor of Science in Pharmacy, and her Doctor of Philosophy in Oncology from the University of Aston, UK. She also earned her Master of Business Administration from the London School of Business. Dr. Mahony previously served on the board of directors of Horizon Therapeutics from 2019 until its acquisition by Amgen in October 2023, and Vifor Pharma from 2019 until its acquisition by CSL Limited in August 2022. She currently serves on the board of directors of two public companies, Zymeworks Inc. and Assembly Biosciences, and several private companies, including, Catalent, Inc., a subsidiary of Novo Holdings A/S. Dr. Mahony also serves on the board of directors of the Chordoma Foundation, a nonprofit dedicated to improving the lives of people affected by chordoma.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II NOMINEES NAMED ABOVE

The following contains certain information about those directors whose terms do not expire at the Annual Meeting and who are not standing for reelection, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of the Record Date is set forth below.

Incumbent Class I Director Whose Term Expires in 2028

Name	Age	Principal Occupation and Business Experience
Roger Jeffs, Ph.D.	64	Dr. Jeffs has been a member of our Board of Directors since December 2014.

Dr. Jeffs has served as the Chief Executive Officer of Liquidia Corporation since January 2022. Dr. Jeffs is also the Co-Founder and Vice Chairman of Kriya Therapeutics, a gene therapy company. Dr. Jeffs was previously at United Therapeutics Corporation where he worked for 18 years until 2016. Dr. Jeffs joined United Therapeutics Corporation during its inception phase in 1998 as Director of Research, Development, and Medical and served as its President and Chief Operating Officer from 2001 to 2014, and President and co-CEO from 2015 to 2016, and was a member of the Board of Directors from 2001 through 2016. While at United Therapeutics, Dr. Jeffs helped lead the company’s initial public offering, oversaw the clinical development and regulatory approval of 6 products for rare diseases, and managed the commercial effort that led to a consistent >20% CAGR and $1.5B revenue run rate. United Therapeutics was consistently recognized as one of the fastest growing companies and best places to work during his tenure. Dr. Jeffs previously held positions at Amgen, Inc. and Burroughs Wellcome Co. where he held roles in clinical development.

Dr. Jeffs currently serves on the Board of Directors of Liquidia Corporation, and previously served on the Board of Directors of Albireo Pharma, Axovant Gene Therapies, Dova Pharmaceuticals and Sangamo Therapeutics. Dr. Jeffs holds an undergraduate degree in chemistry from Duke University and a Ph.D. in pharmacology from the University of North Carolina School of Medicine. Dr. Jeffs’ scientific background and business experience, coupled with his experience as a chief executive officer of a publicly-traded biotechnology company, provides him with the qualifications and skills to serve on our board.

Incumbent Class III Directors Whose Terms Expire in 2027

Name	Age	Principal Occupation and Business Experience
Herriot Tabuteau, M.D.	57

Dr. Tabuteau has served as our founder, Chief Executive Officer, President and Chairman of our Board of Directors since our founding in January 2012. He is also the founder of Antecip Capital LLC (formerly Versant Capital Management LLC), one of our principal stockholders, for which Dr. Tabuteau has been the managing member since 2003. Dr. Tabuteau is also the managing member of Antecip Bioventures II LLC. Prior to founding our company, Dr. Tabuteau was a Senior Analyst and Partner at Healthco/S.A.C. Capital (now known as HealthCor) where he was responsible for the biotechnology, genomics, and instrumentation portfolios. Previously, Dr. Tabuteau was the healthcare analyst at Kingdon Capital. Prior to that position, Dr. Tabuteau was a Senior Research Analyst at Bank of America Securities covering the hospital supplies sector. Prior to Bank of America, Dr. Tabuteau was part of the healthcare investment banking group at Goldman Sachs. Dr. Tabuteau earned his M.D. from Yale University School of Medicine and his Bachelor of Arts in molecular biology and biochemistry from Wesleyan University.

Mark Coleman, M.D.	58

Dr. Coleman has been a member of our Board of Directors since December 2014. In addition, from 2012 to 2014, Dr. Coleman served as a consultant to us. Dr. Coleman is currently the Medical Director of the Pikesville office of National Spine and Pain Centers (“NSPC”), one of the nation’s largest interventional pain management groups, a position he has held since 1999. Dr. Coleman was formerly the President and then Director of Clinical Services of NSPC. Dr. Coleman is a Diplomat of the American Board of Anesthesiology in Anesthesiology and Pain Management.

In 2021, Dr. Coleman joined the Board of Directors of Enalare Therapeutics, a privately held company developing respiratory stimulants for the emergency and critical care setting. Dr. Coleman holds an M.D. from Johns Hopkins University School of Medicine and received his undergraduate degree from Wesleyan University.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our Board of Directors.

Board Diversity Matrix

The tables below provide certain highlights of the composition of our Board of Directors. Our Board of Directors is committed to having a diversified board, including diversity of thought, background and experience, and diversity of personal characteristics such as gender identity, race, ethnicity and sexual orientation.

Board Diversity Matrix (As of April 24, 2026)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black		2
Alaskan Native or Native American
Asian
Hispanic or Latin
Native Hawaiian or Pacific Islander
White	1	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Board Diversity Matrix (As of April 25, 2025)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black		2
Alaskan Native or Native American
Asian
Hispanic or Latin
Native Hawaiian or Pacific Islander
White	1	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Audit Committee has appointed the firm of Deloitte & Touche LLP (“Deloitte”), independent registered public accountants, to audit our financial statements for the year ending December 31, 2026. Deloitte has been our auditor since June 30, 2023.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Axsome and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Our Audit Committee is submitting the selection of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Deloitte & Touche LLP during the years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$2,002,568	$1,591,189
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	2,063	2,063
Total Fees	$2,004,631	$1,593,252

(1)
Audit Fees: Consist of fees for professional services provided by Deloitte & Touche LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
Audit-Related Fees: Consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including, but not limited to, the review of registration statements.
(3)
Tax Fees: Consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including, but not limited to, foreign tax return preparation and requests for rulings or technical advice from tax authorities.
(4)
All Other Fees: Consist of the aggregate fees billed for any other products and services performed by the principal accountant.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, the charter of our Audit Committee requires that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The chair of the Audit Committee has been delegated authority to pre-approve audit and permissible non-audit services between meetings of the Audit Committee. Any service that is approved pursuant to the delegation is reported to the Full Audit Committee at its next scheduled meeting. These services may include audit services, audit-related services, tax services and other services. All audit and non-audit fees were approved by the Audit Committee in 2025.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL THREE

ADVISORY VOTE ON THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides the Company’s stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Our Board of Directors determined to follow our stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of the Company’s named executive officers.

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this proxy statement and the related compensation tables and disclosure.

As described below in the Compensation Discussion and Analysis section of this proxy statement, the executive officer compensation programs are designed to support our business goals and to promote short- and long-term profitable growth. We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation policies, and to review the other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. Our Compensation Committee believes that our policies and procedures are effective in fulfilling our objectives and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.

Proposal Three, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in our proxy statement for the Annual Meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by our Board of Directors or creating or implying any change to the fiduciary duties of our Board of Directors. The vote will not affect any compensation previously paid or awarded to any executive. Our Compensation Committee and our Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is available on our website at www.axsome.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website. We intend to disclose, to the extent required by applicable rules and regulations, future amendments to, or waivers of, our Code of Business Conduct and Ethics, at the same location on our website identified above and also in public filings we will make with the SEC. Information contained on our website is not incorporated by reference into this proxy, and you should not consider information contained on our website to be part of this proxy or in deciding whether to purchase shares of our common stock.

Board Composition

Our Board of Directors currently consists of five members, each of whom is elected pursuant to the board composition provisions of our amended and restated certificate of incorporation. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender identity, sexual orientation, or national origin, but also includes diversity of age, background and business experience. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

Director Independence

Under the listing requirements and rules of The Nasdaq Global Market (“Nasdaq”), independent directors must compose a majority of our Board of Directors. In addition, applicable Nasdaq rules require that, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees must be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the heightened independence criteria set forth in Rule 10A-3 under the Exchange Act, as described below.

Our Board of Directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the association of our directors with the holders of more than 5% of our common stock.

As a result of this review, our Board of Directors determined that Dr. Coleman, Dr. Jeffs, Dr. Mahony, and Mr. Saad qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. There are no family relationships among any of our directors or executive officers.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries. Each of Dr. Coleman, Dr. Jeffs, Dr. Mahony, and Mr. Saad qualify as an independent director pursuant to Rule 10A-3.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are both currently held by Dr. Tabuteau. Our Board of Directors has also appointed a Lead Director, Dr. Coleman. The Lead Director’s responsibilities include: (1) coordinating the scheduling and preparation of agendas for the executive sessions of the Board of Directors and other meetings of the Board of Directors in the absence of the Chairman of the Board; (2) chairing executive sessions of the Board of Directors and other meetings of the Board of Directors in the absence of the Chairman of the Board; (3) approving information sent to the Board of Directors; (4) serving as a liaison between the Chairman of the Board and the other independent directors; (5) approving the meeting agendas for the board and approving the meeting schedules of the Board of Directors to assure that there is sufficient time for discussion of all agenda items; and (6) if requested by major stockholders, ensuring that he or she will be available for consultation and direct communication with such major stockholders. The Lead Director has the authority to call meetings of the independent directors. Our Board of Directors believes that this combined role of Chairman and Chief Executive Officer, coupled with a Lead Director, is currently the most effective leadership structure for our company and is in the best interests of our stockholders. In considering its leadership structure, our Board of Directors believes that the combined roles of Chairman and Chief Executive Officer are appropriately balanced by the designation of a Lead Director with substantive responsibilities, the majority of independent directors that comprise our Board of Directors, and our Company’s strong corporate governance policies and procedures.

We have a separate chair for each committee of our Board of Directors. The chairs of each committee are expected to report regularly throughout the year to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify shortcomings, if any.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations.

Audit Committee. Dr. Coleman, Dr. Jeffs, Dr. Mahony, and Mr. Saad currently serve on the Audit Committee, which is chaired by Mr. Saad. Our Board of Directors has determined that each of the members of our Audit Committee satisfies Nasdaq and SEC independence requirements, and that Mr. Saad qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing standards. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.axsome.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our Audit Committee met four times during the year ended December 31, 2025. The Audit Committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters and other matters;
•
reviewing and discussing the Company’s information security and technology risks (including cybersecurity), and including the Company’s information security and risk management programs;
•
preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations, approving all such transactions, and keeping our independent registered public accounting firm aware of such transactions; and
•
reviewing quarterly earnings releases.

Compensation Committee. Dr. Coleman, Dr. Jeffs, Dr. Mahony, and Mr. Saad currently serve on the Compensation Committee, which is chaired by Dr. Mahony. Our Board of Directors has determined that each of the members of our Compensation Committee satisfies Nasdaq and SEC independence requirements. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.axsome.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our Compensation Committee met five times during the year ended December 31, 2025. The Compensation Committee’s responsibilities include:

•
annually reviewing and making recommendations to the Board of Directors with respect to corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and making recommendations to the Board of Directors with respect to the compensation of our chief executive officer;
•
reviewing and approving the compensation of our other executive officers;
•
reviewing and making recommendations to the Board of Directors regarding the compensation of non-employee directors, the components and amounts thereof, and directors’ and officer’s indemnification and insurance matters;
•
reviewing and establishing our overall management compensation, philosophy and policy;
•
overseeing and administering our compensation and similar plans;
•
reviewing and approving our policies and procedures for the grant of equity-based awards;
•
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and
•
hiring third party compensation consultants to review and make recommendations on the compensation of directors, executive officers and other key officers.

During the fiscal years ended December 31, 2025 and December 31, 2024, our Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to review our compensation program and to provide them with independent compensation data and analysis. In connection with this analysis, FW Cook and the Compensation Committee reviewed each component of compensation paid to our non-employee directors and executive officers against comparable positions at companies that were determined by FW Cook to be similar in scope of operation to Axsome. FW Cook reports directly and exclusively to the Compensation Committee. Our Compensation Committee analyzed whether the work of FW Cook as a compensation consultant has raised any conflict of interest, and, based on its analysis, determined that the work of FW Cook and the individual compensation advisors employed by FW Cook as compensation consultants has not created any conflict of interest and the Compensation Committee is satisfied with the independence of FW Cook.

Nominating and Corporate Governance Committee. Dr. Coleman, Dr. Jeffs, Dr. Mahony, and Mr. Saad currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Jeffs. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in applicable Nasdaq rules. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.axsome.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our Nominating and Corporate Governance Committee met once during the year ended December 31, 2025. The Nominating and Corporate Governance Committee’s responsibilities include:

•
developing and recommending to the Board of Directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•
reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•
identifying individuals qualified to become members of the Board of Directors;
•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Director’s committees;
•
developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;
•
overseeing the Company’s corporate governance practices and procedures;
•
developing independence standards applicable to members of the Board of Directors;

•
developing orientation and continuing education programs for members of the Board of Directors;
•
overseeing the Company’s disclosure policy committee;
•
reviewing any director resignation letter tendered to the Company and evaluating and recommending to the Board of Directors whether such resignation should be accepted;
•
reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other key officers;
•
overseeing the Company’s environmental, social, and governance strategy and reporting as well as corporate citizenship matters;
•
overseeing the Company’s policies and practices related to human capital management, which may include, but is not limited to, culture, diversity, equity and inclusion, pay equity, and talent management;
•
developing a mechanism by which violations of the Code of Business Conduct and Ethics can be reported in a confidential manner; and
•
overseeing the evaluation of the Board of Directors and management.

Our Board of Directors may from time to time establish other committees.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Meetings of the Board of Directors

The full Board of Directors met five times during the year ended December 31, 2025 and also acted via unanimous written consent multiple times during the year as needed. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of any committees of the Board of Directors of which he or she was a member during our fiscal year ended December 31, 2025.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders.

Board Oversight of Risk

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, regulatory and legal compliance, and cybersecurity; our Compensation Committee oversees major risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors and director succession planning. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on Axsome, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Commitment to Corporate Responsibility

Axsome’s corporate responsibility is fundamental to our long-term success. It is also now more than ever important to our stakeholders. We have a commitment to environmental, social, and governance (“ESG”) issues. You can learn more about our ESG practices by visiting www.axsome.com/ESG. The Nominating and Corporate Governance Committee has been tasked with responsibility for ESG oversight.

Environmental Factors: As we continue to expand our operations, we have initiated certain projects to begin tracking our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include our commitment to reduce, reuse or recycle where possible or appropriate, and energy efficient projects to lower energy use within our office areas.

Social Factors: Our future performance depends significantly upon the continued service of our key employees and personnel and our continued ability to attract and retain highly skilled employees. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses for our non-sales staff, potential quarterly incentive compensation for our sales staff, stock awards, a 401(k) plan which includes employer contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, and flexible work schedules, among other benefits.

Diversity and Inclusion: We strive to invest in and create ongoing opportunities for employee development to ensure a respectful, diverse and inclusive environment in which each team member plays a unique and vital role. It starts at the top, where 40% of the members of our Board identify as a member of an underrepresented racial minority group (those self-identifying as African American, Hispanic or Latino, Asian, or being two or more races or ethnicities), including our CEO. We believe that a diverse workforce not only positively impacts our performance and strengthens our culture, but it also cultivates an essential pipeline of experienced leaders for management. We are committed to building a diverse and inclusive environment for everyone, as we believe this fosters greater innovation and furthers our mission. As of March 30, 2026, women make up approximately 56% of our global workforce and constitute approximately 33% of management. As of March 30, 2026, employees who identify as a member of an underrepresented racial minority group make up approximately 24% of our global workforce and approximately 33% of management (4% of our employees declined to self-identify, or otherwise did not provide us with this information).

Ethics and Corporate Governance: We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Business Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) act with integrity and observe the highest ethical standards of business conduct in his or her dealings with our customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job, and (ii) conduct relationships with colleagues and business relationships with competitors, suppliers and customers free of any discrimination, including based on race, color, creed, religion, age, gender identity, sexual orientation, national origin, marital status, veteran status, handicap or disability.

We are committed to an ongoing focus on ESG issues during 2026 and beyond.

Director Nomination Process

In considering whether to recommend any candidate for inclusion in our Board of Directors’ slate of recommended directors, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies a certain set of criteria, including, but not limited to, the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. We believe that the value of diversity on the Board of Directors should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, disability or any other basis proscribed by law.

Director Compensation

Each year, the Board of Directors determines non-employee director compensation based upon the recommendation of the Compensation Committee. In doing so, the Compensation Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation benchmarking, as well as data for a broader market of similarly-sized companies, and input regarding market practices for director compensation from the same independent consultant that is retained by the Compensation Committee for executive compensation services.

Our non-employee directors receive an annual cash retainer and an annual equity retainer. A non-employee director may elect to receive, in lieu of the cash compensation, options to purchase shares of our common stock, with an exercise price per share equal to the fair market value of our common stock on the date of grant. If elected, these options granted in lieu of cash compensation are immediately vested and exercisable upon grant. Such options in lieu of cash compensation will be granted at the same time as executive officer annual equity grants. Separately, the annual equity retainer grants to the directors will be made on the close of business on the date of the annual meeting. These equity awards will vest in full on the one-year anniversary of the date of the grant. All such equity awards will be made pursuant to our 2025 Long-Term Incentive Plan (the “2025 Plan”). We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. All retainers are prorated for any portion of a year to which they apply for each non-employee director.

During our fiscal year ended December 31, 2025, our non-employee directors were granted an annual equity retainer of options to purchase shares of our common stock and restricted stock units (“RSUs”) with a total grant date fair value of $400,000. In addition, during 2025, all non-employee directors other than Dr. Coleman elected to receive equity in lieu of cash compensation. For fiscal year 2026, non-employee directors will continue to have the option to receive equity in lieu of cash compensation. None of the non-employee directors elected to receive equity in lieu of cash compensation for fiscal year 2026.

From January 1 to June 5, 2025, each of our non-employee directors received the following pro-rated cash compensation for board services, as applicable:

Board member:	$50,000
Lead Director:	$25,000
Audit Committee member:	$10,000
Chairman of the Audit Committee:	$20,500
Compensation Committee member:	$9,000
Chairman of the Compensation Committee:	$20,000
Nominating and Corporate Governance Committee member:	$5,000
Chairman of the Nominating and Corporate Governance Committee:	$10,750

Beginning June 6, 2025, each of our non-employee directors received the following pro-rated cash compensation for board services, as applicable:

Board member:	$50,000
Lead Director:	$30,000
Audit Committee member:	$12,500
Chairman of the Audit Committee:	$25,000
Compensation Committee member:	$10,000
Chairman of the Compensation Committee:	$20,000
Nominating and Corporate Governance Committee member:	$6,000
Chairman of the Nominating and Corporate Governance Committee:	$12,000

The table below sets forth the compensation earned by each of the Company’s independent directors during fiscal year 2025. Dr. Tabuteau, our Chief Executive Officer and Chairman of our Board of Directors, did not receive any compensation from us during our fiscal year ended December 31, 2025 for his service as a director and is not included in the table below.

Name	Fees Earned in Cash	Option Awards(1)(2)		Stock Awards(1)(2)		Total
Mark Coleman, M.D.	$114,834	$239,992	(3)	$159,919	(3)	$514,745
Roger Jeffs, Ph.D.	$82,451	$239,992	(4)	$159,919	(4)	$482,362
Susan Mahony, Ph.D., M.B.A.	$76,559	$239,992	(5)	$159,919	(5)	$476,470
Mark Saad	$88,196	$239,992	(6)	$159,919	(6)	$488,107

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards / RSUs granted computed in accordance with Financial Accounting Standards Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 2 to our financial statements included on our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options / RSU, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)
In June 2025, Dr. Coleman, Dr. Jeffs, Dr. Mahony, and Mr. Saad received grants of 3,166 and 1,429 in options and RSUs, respectively, each for service as a board member, which options and RSUs vest in full on the one-year anniversary of the date of grant.
(3)
The aggregate number of option awards and RSUs held by Dr. Coleman as of December 31, 2025 are 183,722 and 1,429, respectively.
(4)
The aggregate number of option awards and RSUs held by Dr. Jeffs as of December 31, 2025 are 45,845 and 1,429, respectively.
(5)
The aggregate number of option awards and RSUs held by Dr. Mahony as of December 31, 2025 are 17,843 and 1,429, respectively.
(6)
The aggregate number of option awards and RSUs held by Mr. Saad as of December 31, 2025 are 163,540 and 1,429, respectively.

Limitation of Liability and Indemnification Arrangements

As permitted by the DGCL, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•
any breach of the director’s duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our amended and restated bylaws provide that:

•
we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the DGCL; and
•
advance expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We also maintain liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers, and certain employees pursuant to these indemnification provisions. We believe that these provisions and the insurance are necessary to attract and retain talented and experienced directors and officers.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the Board of Directors or with an individual member of the Board of Directors may do so by writing to the Board of Directors or to the particular member of the Board of Directors, care of the Corporate Secretary by mail to our principal executive offices. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of the Record Date:

Name	Age	Position
Executive Officers
Herriot Tabuteau, M.D.	57	Chief Executive Officer, President, and Chairman of the Board
Nick Pizzie, C.P.A., M.B.A.	51	Chief Financial Officer
Mark Jacobson, M.A.	42	Chief Operating Officer
Hunter Murdock, Esq.	46	General Counsel
Ari Maizel, M.B.A.	47	Chief Commercial Officer

Executive Officers

Herriot Tabuteau, M.D. Please see Dr. Tabuteau’s biography in this proxy statement under the section entitled “Incumbent Class III Directors Whose Term Expires in 2027.”

Nick Pizzie, C.P.A., M.B.A. Mr. Pizzie has served as our Chief Financial Officer since May 2018. Prior to joining Axsome, from May 2013 to May 2018, Mr. Pizzie was the Vice President and Chief Financial Officer of Pierre Fabre USA, the U.S. affiliate of Pierre Fabre. Previously, he was Senior Finance Director at Immucor. Prior to Immucor, he held positions of increasing responsibility in finance and accounting at Merck and Pfizer. Mr. Pizzie began his career at Arthur Andersen. He earned his Bachelor of Science in Accounting, Bachelor of Arts in Economics, and Master of Business Administration in Finance, and Supply Chain Logistics, from Rutgers University.

Mark Jacobson, M.A. Mr. Jacobson has served as our Chief Operating Officer since March 2020. Prior to serving as our Chief Operating Officer, Mr. Jacobson served as our Senior Vice President, Operations since September 2017 and has been a member of our company since April 2014. Prior to joining our company, Mr. Jacobson was Director of Corporate Development at Stemline Therapeutics, Inc., where his responsibilities covered corporate operations, investor relations, public relations, and intellectual property. Mr. Jacobson began his career in healthcare communications at Publicis Healthcare Communications Group. Mr. Jacobson earned a Master of Arts in Biotechnology from Columbia University and a Bachelor of Science in Biology from Iowa State University.

Hunter Murdock, Esq. Mr. Murdock has served as our General Counsel since June 2022. Prior to serving as our General Counsel, Mr. Murdock served as our Executive Vice President, Legal and Compliance from December 2021. Mr. Murdock started his legal career in private practice as an associate at White & Case LLP and subsequently was an associate and then partner of Kirkland & Ellis LLP. Mr. Murdock then served in various in-house counsel leadership positions of progressive responsibility within the pharmaceutical industry, most recently as the Vice President, General Counsel of Aurobindo Pharma USA, Inc. and Acrotech Biopharma LLC. He earned his BBA from the University of Wisconsin-Madison and JD from Georgetown University Law Center.

Ari Maizel, M.B.A. Mr. Maizel has served as our Chief Commercial Officer since October 2024. Prior to serving as our Chief Commercial Officer, Mr. Maizel served as our Executive Vice President, Head of Commercial from October 2023. Prior to joining Axsome, Mr. Maizel was the Vice President, U.S. Psychiatry at AbbVie where he oversaw sales and marketing for a multibillion-dollar franchise. Mr. Maizel held positions of increasing responsibility in sales and marketing throughout his career at AbbVie (formerly Allergan), Dendreon Corporation, and Johnson & Johnson across a range of therapeutic areas, including CNS, immunology, oncology, gastroenterology, and women’s health. Mr. Maizel began his career at ArrowPath Venture Partners, an early-stage technology investment fund, and was a strategy consultant with Sg2, supporting hospitals and health systems around the world. He earned his Bachelor of Arts in Finance from the George Washington University and Master of Business Administration from Duke University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Program

This section explains the objectives of our named executive officer (“NEO”) compensation program, the compensation decisions we made with respect to compensation for our fiscal year ended December 31, 2025, and the factors we considered in making those decisions. The NEOs for fiscal year 2025 include:

Name	Position
Herriot Tabuteau, M.D.	Chief Executive Officer, President and Chairman of the Board
Nick Pizzie, C.P.A., M.B.A.	Chief Financial Officer
Mark Jacobson, M.A.	Chief Operating Officer
Hunter Murdock, Esq.	General Counsel
Ari Maizel, M.B.A.	Chief Commercial Officer

Compensation Policies and Practices at a Glance

In executing our compensation program and determining executive compensation, we are guided by our executive compensation best practices:

What we do	What we don’t do
✓
Practice pay-for-performance, under which a significant percentage of our NEO compensation is at-risk and may not be realized if corporate and individual performance goals are not achieved
✓
Set challenging incentive plan goals for our annual bonus plan, and performance stock units (“PSUs”)
✓
Annually review our peer group companies and their pay practices to align our executive compensation program with the market
✓
Offer market-competitive benefits for NEOs that are consistent with the rest of our employees
✓
Have a pre-established grant date practice for approving executive officer’s equity pay
✓
Maintain an independent Compensation Committee
✓
Consult with an independent compensation advisor on compensation levels and practices
✓
Maintain clawback and forfeiture provisions on our incentive awards

•
Executives are prohibited from hedging or pledging our stock
•
The Compensation Committee’s independent consultant performs no other work for the Company
•
No guaranteed annual bonuses or guaranteed salary increases
•
No severance benefits can be triggered automatically upon a change in control (i.e. all change in control provisions are “double trigger”)
•
No excise tax gross-ups for any change-in-control payments
•
Repricing of stock options is prohibited without shareholder approval
•
No excessive personal perquisites, such as automobile leases, country club memberships or personal use of aircraft
•
No supplemental executive retirement plans

Compensation Objectives and Philosophy

Our NEO compensation program is designed principally to:

•
attract, motivate, and retain talented and dedicated NEOs;
•
align annual cash bonuses to the achievement of operational and financial objectives; and
•
provide our NEOs with appropriate long-term incentives that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention.

To achieve these objectives, we (i) establish annual base salaries at levels that are competitive with base salaries of executive officers in other comparable publicly-held biopharmaceutical companies, (ii) establish annual cash bonus opportunities based on the achievement of key operational, commercial, clinical, strategic and other performance goals, and (iii) grant annual equity awards, a portion of which are tied to long-term performance goals, as a retention tool and to align the NEOs’ long-term interests with those of our stockholders. Our Compensation Committee does not have any formal policies for allocating compensation among the foregoing three components. Rather, our Compensation Committee uses its judgment to determine the appropriate level and mix of compensation on an annual basis with the goal to balance current cash compensation with equity awards to reward both short-term and long-term performance.

2025 Say-on-Pay Vote

We conduct an advisory vote on executive compensation, or say-on-pay vote, on an annual basis. At our 2025 annual meeting of stockholders, approximately 98% of the votes cast on the say-on-pay proposal supported the proposal, which we believe indicates strong support for our executive compensation program as currently structured. We believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the preferred frequency at our stockholder meeting in 2021. Our Compensation Committee’s decisions regarding compensation for 2025 reflected our say-on-pay vote result in 2024, which was supported by approximately 97% of the votes cast on the proposal. Our Compensation Committee has considered the results of the advisory votes in the context of our overall compensation philosophy, policies and decisions. After discussing the levels of support each year in favor of the proposals, our Compensation Committee decided to generally maintain a consistent course for 2025 compensation decisions, except that in 2025, the equity awards included PSUs, such that the mix of equity awards consisted of stock options, RSUs and PSUs. In 2026, as a result of the increase in our stock price, and to be in alignment with similar companies, our Compensation Committee decided that the mix of equity awards should be only RSUs and PSUs and not stock options, as the preferred compensation structure.

Roles and Responsibilities

The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee and our CEO participated in a collaborative process to determine the compensation that our NEOs were granted and earned in 2025, taking into consideration the advice of FW Cook (with the exception of our CEO’s compensation, which was evaluated solely by the Compensation Committee in consultation with the full Board, taking into consideration the advice of FW Cook):

Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (composed solely of independent, non-employee Directors and reports to the Board)[1]

•      Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices;

•      Approves performance goals for the NEOs;

•      Conducts an annual evaluation of the CEO’s performance in consultation with the full Board and determines his compensation;

•      Reviews and approves the compensation for the other NEOs and senior executives, taking into account the CEO’s recommendations and making changes when deemed appropriate;

•      Approves all changes to the composition of the peer group; and

•      Reviews and makes recommendations to the Board with respect to Director compensation.

Independent Consultant to the Compensation Committee (FW Cook)[2]

•      Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and Director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes;

•      Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and Director compensation;

•      Analyzes peer companies’ CEO, executive, and Director compensation annually to assist the Compensation Committee in determining the appropriateness and competitiveness of compensation;

•      Reviews and advises on any proposed changes to CEO, executive, and Director compensation program design;

•      Reviews and assists with compensation disclosure materials; and

•      Provides specific analysis and advice periodically as requested by the Compensation Committee.

CEO

•      The CEO recommends to the Compensation Committee annual compensation for the other NEOs and senior executives based on his assessment of their performance; and

•      The CEO works with the Compensation Committee Chair to set agendas, prepare materials for Compensation Committee meetings, and generally attends meetings, as appropriate.

No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation is under discussion, when the Compensation Committee is approving or deliberating on CEO compensation, or when the Compensation Committee otherwise meets in executive session.

(1)
Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules and is a “non-employee” director as defined under Section 16 of the Exchange Act.
(2)
During 2025, the Compensation Committee was assisted by its independent compensation consultant FW Cook. Other than the support that it provided to the Compensation Committee, FW Cook provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee, which included consulting regarding the Company’s 2025 Long-Term Incentive Plan. The Compensation Committee conducted an evaluation of the independence of FW Cook considering the relevant regulations of the SEC and the Nasdaq listing standards. The Compensation Committee concluded that FW Cook was independent of management and the services performed by FW Cook and the individual compensation advisors employed by FW Cook raised no conflicts of interest.

Peer and Industry Data

The Compensation Committee believes that market data, including compensation data from a peer group of comparable companies, is essential to determining compensation targets and the actual awards for executives in an effort to attract and retain highly talented senior executives. Market data are used to assess the competitiveness of our compensation packages relative to similar companies and to ensure that our compensation program is consistent with our compensation philosophy. Annually, the Compensation Committee requests that FW Cook conduct a market benchmarking study for our executive officers and key personnel, including our CEO and our other NEOs. The Compensation Committee’s objective is to provide executives with target total direct compensation that generally corresponds with the market median.

For purposes of compensation setting for 2025, our Compensation Committee, with the advice of FW Cook, examined our prior peer group in light of our continued growth, commercial revenue, the stage of development of our clinical programs, and changes in our market capitalization. Based on its discussions with FW Cook, the Compensation Committee identified the following 16 peer companies that were selected from among publicly-held U.S. pharmaceutical and biotechnology companies with comparable operations based on the following criteria: commercial revenue, number, stage and indication of development programs, number of employees, therapeutic area, and market capitalization:

ACADIA Pharmaceuticals, Inc.	Harmony Biosciences Holdings, Inc.
Amicus Therapeutics, Inc.	Insmed Incorporated
Apellis Pharmaceuticals, Inc.	Intra Cellular Therapies, Inc.
BridgeBio Pharma, Inc.	Sage Therapeutics, Inc.
Catalyst Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.
Collegium Pharmaceutical, Inc.	Ultragenyx Pharmaceutical, Inc.
Corcept Therapeutics Incorporated	Vanda Pharmaceuticals Inc.
Denali Therapeutics Inc.	Zai Lab Limited

Companies that were removed from the prior peer group due to their size and business focus include Alector, Inc., Allogene Therapeutics, Inc., and Revance Therapeutics, Inc. Karuna Therapeutics, Inc. was removed due to its acquisition by Bristol-Myers Squibb Company in March of 2024. Apellis Pharmaceuticals, Inc., BridgeBio Pharma, Inc., Collegium Pharmaceutical, Inc., and Zai Lab Limited represent new additions to the 2025 peer group owing to their size and relevant business focus as commercial biotech companies.

The Compensation Committee intends to maintain its practice of reviewing the peer group on an annual basis to ensure it continues to appropriately represent our competitive market for executive talent.

Axsome ranked at the 70th percentile of current market cap and at the 23rd percentile of trailing four quarters revenue of the above-referenced peer group of companies as of August 2024, which is when this peer group was selected by the Compensation Committee.

In instances where an executive officer is believed to be especially suited to our Company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from industry averages or other specific benchmarks. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

Elements of NEO Compensation

Base Salary

We provide our NEOs with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business. We set NEO salaries to be competitive in the context of the tight labor market for biotech employees in New York City.

During its annual review of base salaries for executives, the Compensation Committee primarily considers

•
an internal review of the NEO’s compensation, both individually and relative to other NEOs; and
•
base salaries paid by comparable companies in the biopharmaceutical industry that have a similar business and financial profile.

Salary levels are considered annually as part of our Company’s performance review process. The Compensation Committee increased the salaries of our NEOs, as compared to 2024, based on merit and to be in line with salaries at peer companies.

Base salary for each of our NEOs for our fiscal year ended December 31, 2025, is listed in the table below:

Name	2025 Base Salary ($)	2024 Base Salary ($)	Percentage Change
Herriot Tabuteau, M.D.(1)	835,000	780,000	+7.1%
Nick Pizzie, C.P.A., M.B.A.(1)	530,000	505,000	+5.0%
Mark Jacobson, M.A.(1)	575,000	552,000	+4.2%
Hunter Murdock, Esq.(1)	530,000	505,000	+5.0%
Ari Maizel, M.B.A.(1)	530,000	510,000	+3.9%

(1)
Salaries were increased in February 2025.

Annual Cash Incentive Bonuses

We provide an opportunity for each of our NEOs to receive an annual cash incentive bonus based on the satisfaction of individual and corporate objectives established by our Board of Directors. For any given year, these objectives may include individualized goals or corporate goals that relate to operational, strategic, or financial factors such as progress in developing our product candidates, achieving certain manufacturing, intellectual property, clinical and regulatory objectives, and raising certain levels of capital. All awards to our NEOs and the Company’s Executive Vice Presidents are subject to the Clawback Policy described below.

The Compensation Committee, in consultation with management, establishes corporate goals for each fiscal year for purposes of, among other things, making its recommendations regarding its annual bonus awards (and equity grants) for NEOs and all employees. We have not disclosed the specific performance metrics in relation to our corporate goals because such metrics contain confidential trade secrets and/or confidential commercial or financial information, the disclosure of which would result in competitive harm. At the time the Compensation Committee set the performance metrics for our corporate goals, the Compensation Committee believed that each performance metric was achievable at the target level, but only with significant effort. At the end of the performance period, the Compensation Committee evaluates and approves the achievement level of corporate objectives and subsequently reviews and approves the annual cash bonuses for NEOs as part of its final compensation deliberations. The Compensation Committee, or, where appropriate, our Board of Directors may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or smaller bonuses.

At the beginning of 2025, the Compensation Committee adopted corporate goals for the determination of cash bonuses to be paid for the 2025 fiscal year. Under the plan adopted by our Board of Directors, cash bonuses, if any, are paid to qualified participating officers and employees based upon (i) the achievement of corporate goals and (ii) a review of personal performance. The corporate goals, and the weight assigned to each of the goals, applies to all officers and employees, including our NEOs. The corporate goals and objectives for the 2025 calendar year were based on meeting certain goals with respect to our operational performance as follows:

Approved Performance Measure	Weight
Advance Our Pipeline	35%
Drive Business Performance	35%
Drive Business Expansion	15%
Increase Awareness of Our Science, Business, and Products	15%

The target bonus as a percentage of base salary for each of the NEOs remained unchanged for fiscal year 2025. The maximum realization/payout attainable by our NEOs was 200% of target.

Based on its review of the Company’s performance and thoughtful deliberation around the efforts that drove that performance, the Compensation Committee approved payouts at 150% of target. The payout reflected the Company’s significant value-enhancing accomplishments in 2025. Areas of overachievement included “Drive Business Performance” (e.g., growth in Auvelity product sales, expansion of Auvelity salesforce, and commercial launch of Symbravo), Advance Our Pipeline (e.g., completion of FOCUS and PARADIGM studies of solriamfetol, submission of Symbravo NDA, and acceptance of AXS-05 for Alzheimer’s Disease Agitation sNDA), and Increase Awareness of Our Science, Business, and Products (e.g., expanded presence at major conferences and growth in analyst coverage).

Name	2025 Target Bonus (% of Base Salary)	Realization / Payout (%)	Actual 2025 Bonus ($)
Herriot Tabuteau, M.D.	70%	150%	$876,750
Nick Pizzie, C.P.A., M.B.A.	45%	150%	$358,000
Mark Jacobson, M.A.	45%	150%	$388,000
Hunter Murdock, Esq.	45%	150%	$358,000
Ari Maizel, M.B.A.	45%	150%	$358,000

The Compensation Committee decided to utilize the same performance measures for the 2026 annual incentive plan as follows:

Approved Performance Measure	Weight
Advance Our Pipeline	35%
Drive Business Performance	35%
Drive Business Expansion	15%
Increase Awareness of Our Science, Business, and Products	15%

For 2026, we are maintaining the same 200% maximum bonus realization/payout attainable by our NEOs as was in place in 2025.

Equity Incentive Compensation

We believe that successful long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our NEOs and other employees through the use of equity awards, the value of which depends on our stock performance. We established the 2025 Plan to provide all of our employees, including our NEOs, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value.

Additionally, equity awards provide an important retention tool for all employees, as the awards generally vest over four years following the grant date.

Typically, we grant equity awards upon an employee’s hire. In addition, equity awards may also be granted on an annual or more frequent basis depending on position, performance, and tenure at the Company.

The determination of whether to grant equity, as well as the size of such grants, to our NEOs involves subjective assessments by the Compensation Committee and our Board of Directors and, with respect to NEOs other than himself, our CEO. Generally, annual equity awards are driven by our desire to retain and motivate our NEOs, and we consider individual performance and contributions during the preceding year to the extent the Compensation Committee and our Board of Directors believe such factors are relevant. As with base salary and cash bonuses, in evaluating and determining equity grants to our NEOs, the Compensation Committee and our Board of Directors also consider publicly available data prepared by FW Cook at the request of the Compensation Committee from other similar companies identified by the Compensation Committee.

Generally, the Compensation Committee approves the grant of annual equity awards to our NEOs on the third trading day following the filing of our Annual Report on Form 10-K. Additionally, our option, RSU, and PSU awards are subject to adjustment or recovery in connection with any breach of any restrictive covenant agreement between the recipient and the Company or if the participant otherwise engages in activities that constitute “cause” either while employed by, or providing service to, the Company or within a specified period of time thereafter. All equity awards are also subject to our Insider Trading Policy (as defined below) and Clawback Policy (as defined below) and are subject to any additional share trading, clawback or recoupment, or other policies that may be implemented by the Board from time to time.

In February 2025, the Compensation Committee approved annual equity awards to NEOs. To promote retention and provide a balanced portfolio of equity vehicles, as well as to better align with practices of companies with similar market capitalizations to our size as of the time of approval, the Compensation Committee determined to award a portion of the annual equity awards granted during 2025 in the form of RSUs, stock options, and PSUs. The NEOs’ annual equity grants for 2025 were comprised of approximately 33% each of RSUs, stock options and PSUs. The Company views RSUs, stock options and PSUs as performance-linked and variable: the value of the RSUs is based entirely on total shareholder return, the value of the stock options is based on stock price appreciation and provides value only if our stock price increases, and the value of the PSUs is a function of both total shareholder return and achievement of the defined PSU objectives. Each of these instruments motivates executives to build long-term shareholder value and helps to retain talent. The RSUs vest in four even annual increments beginning on the first anniversary of grant. Additionally, the vested RSUs are subject to a post-vest holding period whereby the vested shares are delivered seven years after the date of grant. The stock options vest in sixteen even quarterly increments over four years and have a ten-year term. PSUs vest approximately three years from the grant date.

The PSUs are subject to a three-year performance period. The shares earned by each NEO will be determined at the end of the performance period based on the achievement of two performance goals during the performance period, with 50% of the target number of PSUs eligible to vest based on achievement of a three-year revenue performance goal and 50% of the target number of PSUs eligible to vest based on achievement of a three-year clinical and regulatory performance goal. The number of shares earned will be based on achievement between threshold and maximum performance for the performance goals, with multipliers applied based on level of achievement ranging from 0% of the target award to a maximum of 200% of the target award, in each case subject to the executive's continued employment through the performance goal certification date, unless otherwise provided for in the award agreement or other severance arrangement. At the time the Compensation Committee set the performance metrics for the PSUs, the Compensation Committee believed that each performance metric was achievable at the target level, but only with significant effort. The Compensation Committee selected these performance goals because it believes they are representative measures of value creation for our stockholders over the longer term and are difficult to achieve but attainable.

The stock options were granted on the third trading day following the filing of our Annual Report on Form 10-K, which was filed with the SEC on February 18, 2025. As such, the exercise price of $137.75 per share of the options was the closing price of our common stock on February 21, 2025.

Name	Grant Date	Stock Options Granted	RSUs Granted	PSUs Granted	Grant Date Fair Value
Herriot Tabuteau, M.D.	2/21/2025	28,887	28,609	-	$5,666,388
	2/24/2025	-	-	28,609	$2,700,404
Nick Pizzie, C.P.A., M.B.A.	2/21/2025	9,516	9,423	-	$1,866,488
	2/24/2025	-	-	9,423	$889,437
Mark Jacobson, M.A.	2/21/2025	10,875	10,769	-	$2,133,077
	2/24/2025	-	-	10,769	$1,016,486
Hunter Murdock, Esq.	2/21/2025	7,816	7,740	-	$1,533,089
	2/24/2025	-	-	7,740	$730,579
Ari Maizel, M.B.A.	2/21/2025	7,816	7,740	-	$1,533,089
	2/24/2025	-	-	7,740	$730,579

Other Aspects of Our Compensation Program

Retirement Plans, Perquisites and Other Personal Benefits

Our NEOs are eligible to participate in the employee benefit plans on the same terms and conditions as they are available to our other regular employees. These benefits include medical, dental, vision, disability and life insurance, flexible spending accounts, an employee stock purchase plan, and a 401(k) plan.

Under the tax-qualified employee savings and retirement plan, our 401(k) plan, all eligible U.S. employees, including our NEOs, may elect to defer a percentage of their eligible compensation, subject to the annual IRS limit. We match 50% of a participant’s contributions to the 401(k) plan of the first 8% of their eligible compensation. Other than the 401(k) plan, we do not sponsor or maintain any pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for our NEOs.

We do not provide perquisites or other personal benefits to our NEOs other than those that we provide to our employees. We do not provide any tax reimbursement payments (including “gross-ups”) on any personal benefits, except in the case of certain relocation benefits.

Employment and Severance Agreements

We have entered into an employment agreement with our Chief Financial Officer, Nick Pizzie. Mr. Pizzie’s employment agreement includes a severance provision that in the event we terminate his employment without “cause” within 12 months following a “change in control” of the Company, he will be eligible to receive severance payments equal to six months of his then existing base salary. Our other NEOs are not party to employment agreements with the Company.

Insider Trading Policy; Prohibition on Hedging or Pledging

We have adopted an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, their immediate family members and entities owned or controlled by them as well as consultants that have access to material nonpublic information. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules, and regulations as well as the listing standards of Nasdaq applicable to us. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on February 18, 2025.

Our insider trading policy prohibits short sales and derivative transactions of our stock by our NEOs, directors and all of our employees, including short sales of our securities and short sales “against the box”; purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities; or other hedging or monetization transactions accomplished through the use of prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits our NEOs, directors, and all of our employees from purchasing our securities on margin, borrowing against Company securities held in a margin account, or pledging our securities as collateral for a loan.

Clawback and Forfeiture

Our equity awards provide that if a plan participant breaches any restrictive covenant agreement with the Company or otherwise engages in activities that constitute “cause” (as defined in the agreements) either while employed or within two years after employment, the applicable award will terminate, and the Company may rescind any stock option exercise or vesting or settlement of shares subject to other awards, on such terms as the Committee determines, including the right to require that in the event of any such rescission, the participant return to the Company the shares received upon the exercise or settlement, or pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares, net of the price originally paid by the participant for the shares. Our equity awards are also subject to any future clawback or recoupment policies that may be implemented by the Board from time to time. Additionally, we are subject to the clawback provisions of Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder. On November 17, 2023, we approved and adopted a policy related to the recovery of erroneously awarded incentive-based compensation received by certain executive officers of the Company on or after October 2, 2023 (the “Clawback Policy”). We enacted the Clawback Policy in order to comply with a recently enacted Nasdaq listing standard regarding the implementation of Exchange Act Rule 10D-1, which requires public companies to implement “clawback” policies providing for the recovery of incentive-based compensation in the event such company is required to prepare an accounting restatement due to the material noncompliance of such company with any financial reporting requirement under federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Risk Analysis of Our Compensation Plans

In early May 2025, FW Cook conducted a risk assessment of our compensation policies in effect for 2025 and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During 2025, no member of the Compensation Committee served as one of our officers, former officers, or employees. During 2025, none of our NEOs served as a member of the Compensation Committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our NEOs served as a member of the Board of Directors of any other entity.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management the section captioned “Compensation Discussion and Analysis” and based on such review and discussions, the Compensation Committee recommended to our Board of Directors that this “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Susan Mahony, Ph.D., M.B.A. (Chair)

Mark Coleman, M.D.

Roger Jeffs, Ph.D.

Mark Saad

Summary Compensation Table

The following table provides information concerning the compensation paid to our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, and Chief Commercial Officer for the fiscal years ended December 31, 2025, 2024, and 2023. We refer to these individuals as our NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
Herriot Tabuteau, M.D.	2025	835,000		—	5,533,554		2,833,237		876,750		204,951		10,283,492
Chief Executive Officer,	2024	780,000		—	2,833,150		5,666,608		955,500		129,430		10,364,688
President and Chairman of the Board	2023	750,000		—	2,834,520		5,666,648		562,500		82,961		9,896,629
Nick Pizzie, C.P.A., M.B.A.	2025	530,000		—	1,822,596		933,329		358,000		86,594	(4)	3,730,519
Chief Financial Officer	2024	505,000		—	933,260		1,866,643		398,000		53,487	(4)	3,756,389
	2023	485,000		—	933,665		1,866,669		243,000		37,483	(4)	3,565,817
Mark Jacobson, M.A.	2025	575,000		—	2,082,943		1,066,620		388,000		95,568	(4)	4,208,131
Chief Operating Officer	2024	552,000		—	1,066,557		2,133,297		435,000		58,959	(4)	4,245,813
	2023	530,000		—	1,067,077		2,133,336		265,000		40,837	(4)	4,036,250
Hunter Murdock, Esq.	2025	530,000		—	1,497,075		766,593		358,000		72,636	(4)	3,224,304
General Counsel	2024	505,000		—	766,536		1,533,309		398,000		42,697	(4)	3,245,542
	2023	485,000		—	766,909		1,533,310		243,000		29,312	(4)	3,057,530
Ari Maizel, M.B.A.	2025	530,000		—	1,497,075		766,593		358,000		36,989	(4)	3,188,657
Chief Commercial Officer	2024	510,000		—	766,536		1,533,309		372,000		16,662	(4)	3,198,507
	2023	445,000	(5)	—	1,075,817	(6)	2,149,953	(6)	250,000	(5)	—		3,920,771

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSUs / PSUs / option awards granted computed in accordance with Financial Accounting Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718), as applicable. Assumptions used in the calculation of these amounts are included in Note 2 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the RSUs / PSUs / stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, and, for PSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC 718. For the PSUs included in this column for 2025, the grant date fair values based on the target level of achievement, which was considered the probable outcome on the date of grant, were $2,700,404 for Dr. Tabuteau, $889,437 for Mr. Pizzie, $1,016,486 for Mr. Jacobson, $730,579 for Mr. Murdock and $730,579 for Mr. Maizel. Assuming the highest level of achievement of all PSUs granted in 2025, the grant date values for PSUs would be $5,400,808 for Dr. Tabuteau, $1,778,874 for Mr. Pizzie, $2,032,972 for Mr. Jacobson, $1,461,158 for Mr. Murdock and $1,461,158 for Mr. Maizel.
(2)
Represents cash incentive payments made under our annual incentive plans, paid in February following completion of the applicable performance year.
(3)
Represents NEO’s portion of FICA tax payments paid by the Company on behalf of the NEO due to delayed settlement of corresponding RSUs.
(4)
Includes company contributions under the 401(k) match program described for the NEO consistent with those provided to all of our employees.
(5)
Mr. Maizel was hired in October 2023, and therefore, did not receive a full year salary with the Company.
(6)
Represents Mr. Maizel’s new hire equity awards granted upon being hired in October 2023.

Equity Compensation

2025 Grants of Plan-Based Awards

In 2025, we granted the following non-equity incentive awards, and the following stock options, RSUs, and PSUs under our 2025 Plan to our NEOs:

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)*			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			Number of Shares of Stock or Units (#)(2)		Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Herriot Tabuteau, M.D.	—	$—	$584,500	$1,169,000	—	—	—	—		—		—	—
	2/21/2025	—	—	—	—	—	—	28,609	(5)	—		—	$2,833,151
	2/21/2025	—	—	—	—	—	—	—		28,887	(6)	$137.75	$2,833,237
	2/24/2025	—	—	—	14,305	28,609	57,218	—		—		—	$2,700,404
Nick Pizzie, C.P.A., M.B.A.	—	$—	$238,500	$477,000	—	—	—	—		—		—	—
	2/21/2025	—	—	—	—	—	—	9,423	(5)	—		—	$933,159
	2/21/2025	—	—	—	—	—	—	—		9,516	(6)	$137.75	$933,329
	2/24/2025	—	—	—	4,712	9,423	18,846	—		—		—	$889,437
Mark Jacobson, M.A.	—	$—	$258,750	$517,500	—	—	—	—		—		—	—
	2/21/2025	—	—	—	—	—	—	10,769	(5)	—		—	$1,066,457
	2/21/2025	—	—	—	—	—	—	—		10,875	(6)	$137.75	$1,066,620
	2/24/2025	—	—	—	5,385	10,769	21,538	—		—		—	$1,016,486
Hunter Murdock, Esq.	—	$—	$238,500	$477,000	—	—	—	—		—		—	—
	2/21/2025	—	—	—	—	—	—	7,740	(5)	—		—	$766,496
	2/21/2025	—	—	—	—	—	—	—		7,816	(6)	$137.75	$766,593
	2/24/2025	—	—	—	3,870	7,740	15,480	—		—		—	$730,579
Ari Maizel, M.B.A.	—	$—	$238,500	$477,000	—	—	—	—		—		—	—
	2/21/2025	—	—	—	—	—	—	7,740	(5)	—		—	$766,496
	2/21/2025	—	—	—	—	—	—	—		7,816	(6)	$137.75	$766,593
	2/24/2025	—	—	—	3,870	7,740	15,480	—		—		—	$730,579

* Actual amounts earned are included in the Summary Compensation Table set forth above.

(1)
The PSU awards to our NEOs were granted on February 24, 2025. The PSUs are subject to performance-based vesting over a three-year performance period subject to certain revenue metrics and clinical regulatory milestones to further tie compensation incentives to our long-term performance. Specifically, 50% of the target number of PSUs shall be subject to a three-year revenue performance goal, and 50% of the target number of PSUs shall be subject to a three-year clinical and regulatory performance goal. Vested shares will be delivered to the NEO upon the earlier of (i) the closing of a Change in Control (as defined in the 2025 Plan), (ii) the NEO’s separation of service from the Company (including termination with or without Cause (as defined in the 2025 Plan) or termination due to death or Total and Permanent Disability (as defined in the 2025 Plan), or (iii) seven (7) years from the date of grant).
(2)
Represents shares of common stock underlying RSUs.
(3)
Represents shares of our common stock underlying options awarded.
(4)
Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.
(5)
The RSU awards vest in four equal annual installments over four years such that they will be fully vested on February 21, 2029. Vested shares will be delivered to the NEO upon the earlier of (i) the closing of a Change in Control (as defined in the 2025 Plan), (ii) the NEO’s separation of service from the Company (including termination with or without Cause (as defined in the 2025 Plan) or termination due to death or Total and Permanent Disability (as defined in the 2025 Plan), or (iii) seven (7) years from the date of grant).
(6)
The option awards vest in sixteen equal quarterly installments over four years such that the options will be fully vested on February 21, 2029.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth information regarding each outstanding and unexercised options, RSUs, and PSUs held by each of our NEOs as of December 31, 2025. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments.

The vesting and exercisability schedule applicable to each outstanding award is described in the footnotes to the table below.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Herriot Tabuteau, M.D.	5/27/2016	171,824	—		$8.02	5/27/2026
	3/15/2017	149,000	—		$4.95	3/15/2027
	3/12/2018	187,628	—		$2.85	3/12/2028
	3/19/2019	319,212	—		$12.95	3/19/2029
	10/10/2019	68,837	—		$17.61	10/10/2029
	3/17/2020	168,776	—		$45.14	3/17/2030
	3/5/2021	97,155	—		$65.02	3/5/2031
	3/4/2022	196,552	13,103	(1)	$29.91	3/4/2032
	3/4/2022						27,715	(3)	$5,061,868
	3/2/2023	75,647	34,385	(1)	$65.32	3/2/2033
	3/2/2023						31,200	(3)	$5,698,368
	2/27/2024	38,147	49,045	(1)	$84.00	2/27/2034
	2/27/2024						35,540	(3)	$6,491,026
	2/21/2025	5,417	23,470	(1)	$137.75	2/21/2035
	2/21/2025						28,609	(3)	$5,225,148
	2/24/2025									28,609	(4)	$5,225,148
Nick Pizzie, C.P.A., M.B.A.	5/16/2018	117,000	—		$3.50	5/16/2028
	3/19/2019	75,102	—		$12.95	3/19/2029
	10/10/2019	25,813	—		$17.61	10/10/2029
	3/17/2020	48,237	—		$45.14	3/17/2030
	3/5/2021	36,086	—		$65.02	3/5/2031
	11/12/2021	36,086	—		$39.26	11/12/2031
	3/4/2022	73,005	4,867	(1)	$29.91	3/4/2032
	3/4/2022						10,294	(3)	$1,880,096
	3/2/2023	24,920	11,326	(1)	$65.32	3/2/2033
	3/2/2023						10,277	(3)	$1,876,991
	2/27/2024	12,566	16,156	(1)	$84.00	2/27/2034
	2/27/2024						11,707	(3)	$2,138,166
	2/21/2025	1,785	7,731	(1)	$137.75	2/21/2035
	2/21/2025						9,423	(3)	$1,721,017
	2/24/2025									9,423	(4)	$1,721,017
Mark Jacobson, M.A.	3/12/2018	35,378	—		$2.85	3/12/2028
	3/19/2019	119,704	—		$12.95	3/19/2029
	10/10/2019	25,813	—		$17.61	10/10/2029
	3/17/2020	48,237	—		$45.14	3/17/2030
	3/5/2021	41,638	—		$65.02	3/5/2031
	11/12/2021	41,638	—		$39.26	11/12/2031
	3/4/2022	83,818	5,587	(1)	$29.91	3/4/2032
	3/4/2022						11,997	(3)	$2,191,132
	3/2/2023	28,479	12,945	(1)	$65.32	3/2/2033
	3/2/2023						11,745	(3)	$2,145,107
	2/27/2024	14,361	18,464	(1)	$84.00	2/27/2034
	2/27/2024						13,379	(3)	$2,443,541
	2/21/2025	2,040	8,835	(1)	$137.75	2/21/2035
	2/21/2025						10,769	(3)	$1,966,850
	2/24/2025									10,769	(4)	$1,966,850
Hunter Murdock, Esq.	12/13/2021	40,000	—		$32.55	12/13/2031
	3/4/2022	13,096	3,273	(1)	$29.91	3/4/2032
	3/4/2022						6,924	(3)	$1,264,599
	3/2/2023	20,469	9,304	(1)	$65.32	3/2/2033
	3/2/2023						8,441	(3)	$1,541,664
	2/27/2024	10,322	13,271	(1)	$84.00	2/27/2034
	2/27/2024						9,616	(3)	$1,756,266
	2/21/2025	1,466	6,350	(1)	$137.75	2/21/2035
	2/21/2025						7,740	(3)	$1,413,634
	2/24/2025									7,740	(4)	$1,413,634
Ari Maizel, M.B.A.	9/25/2023	21,775	16,935	(2)	$70.73	9/25/2033
	9/25/2023						10,868	(3)	$1,984,932
	2/27/2024	10,322	13,271	(1)	$84.00	2/27/2034
	2/27/2024						9,616	(3)	$1,756,266
	2/21/2025	1,466	6,350	(1)	$137.75	2/21/2035
	2/21/2025						7,740	(3)	$1,413,634
	2/24/2025									7,740	(4)	$1,413,634

(1)
The unexercisable options will vest in equal quarterly installments over four years from date of grant provided that the executive continues to provide services to us through the applicable dates.
(2)
The unexercisable options will vest over a four-year period as follows: 25% of the options will vest on the first anniversary of the grant date and the remaining 75% of the options will vest in equal increments thereafter during each quarter of the remaining three-year period, provided that the executive continues to provide services to us through the applicable dates.
(3)
The RSU awards vest in equal annual installments over four years. Vested shares will be delivered to the NEO upon the earlier of (i) the closing of a Change in Control (as defined in the 2025 Plan), (ii) the NEO’s separation of service from the Company (including termination with or without Cause (as defined in the 2025 Plan), or termination due to death or Total and Permanent Disability (as defined in the 2025 Plan)), or (iii) seven (7) years from the date of grant.
(4)
The PSUs are subject to performance-based vesting over a three-year performance period subject to certain revenue metrics and clinical regulatory milestones to further tie compensation incentives to our long-term performance. Specifically, 50% of the target number of PSUs shall be subject to a three-year revenue performance goal, and 50% of the target number of PSUs shall be subject to a three-year clinical and regulatory performance goal. PSUs are shown at the target level.

2025 Option Exercises and Stock Vested

The following table contains information for our NEOs concerning the option awards that were exercised and RSUs that were vested during the fiscal year ended December 31, 2025:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Herriot Tabuteau, M.D.	352,176	$43,420,053	(1)	68,589	$8,647,747	(2)
Nick Pizzie, C.P.A., M.B.A.	15,000	$1,899,014	(1)	24,301	$3,062,758	(2)
Mark Jacobson, M.A.	115,673	$12,033,743	(1)	28,059	$3,536,239	(2)
Hunter Murdock, Esq.	36,014	$2,570,283	(1)	20,049	$2,654,398	(2)
Ari Maizel, M.B.A.	—	$—		8,774	$1,052,608	(2)

(1)
The value realized on exercise is based on the difference between the closing price of our common stock on The Nasdaq Global Select Market on the date of exercise and the exercise price of the option, and does not represent proceeds from any sale of any common stock acquired upon exercise.
(2)
These shares are subject to a post-vesting holding period, and therefore, the actual realized value may be higher or lower.

Potential Payments Upon Termination/Change of Control and Employment Agreements

The following table sets forth information regarding payments that would have been made to our NEOs if they suffered an involuntary termination without cause, including a termination in connection with a change of control, and such termination payments were triggered on December 31, 2025. The calculations use the closing price per share of our common stock on Nasdaq on December 31, 2025, which was $182.64. As described above, only Mr. Pizzie has entered into an employment agreement with the Company which provides for severance payments.

	Termination Without Cause in Connection with Change in Control				Termination Without Cause
	Salary and Bonus		Equity Acceleration		Salary and Bonus		Equity Acceleration
Name	($)		($)		($)		($)
Herriot Tabuteau, M.D.	$—	(1)	$39,628,193	(2)	$—	(1)	$—	(2)
Nick Pizzie, C.P.A., M.B.A.	$265,000	(3)	$13,350,063	(2)	$—	(3)	$—	(2)
Mark Jacobson, M.A.	$—	(1)	$15,303,382	(2)	$—	(1)	$—	(2)
Hunter Murdock, Esq.	$—	(1)	$10,575,331	(2)	$—	(1)	$—	(2)
Ari Maizel, M.B.A.	$—	(1)	$10,057,764	(2)	$—	(1)	$—	(2)

* Pursuant to the 2015 Plan, any acceleration of the equity awards granted to non-exempt employees upon the employee’s death, disability or retirement would be at the discretion of the Compensation Committee.

(1)
Dr. Tabuteau, Mr. Jacobson, Mr. Murdock, and Mr. Maizel will not receive any severance payments upon an involuntary termination without cause, including a termination in connection with a change of control.

(2)
The 2015 Plan includes a double-trigger provision, whereby the unvested portion of each NEO’s outstanding equity awards shall become immediately vested and exercisable upon such NEO’s termination without cause in connection with a Change in Control (as defined in the 2015 Plan). The 2015 Plan does not otherwise provide for acceleration of equity in connection with a termination for any other reason or a termination without cause not in connection with a Change in Control. The 2025 Plan addresses the treatment of outstanding equity awards upon a Change in Control (as defined in the 2025 Plan) in two scenarios. First, if a Change in Control occurs and no provision is made for the continuation, assumption, or substitution of outstanding Awards (as defined in the 2025 Plan), all such Awards will terminate upon the effective time of the Change in Control, and immediately prior to such termination, all outstanding stock options and stock appreciation rights will become fully exercisable, all time-based Restricted Stock (as defined in the 2025 Plan) will become fully vested and free of restrictions, and all time-based RSUs, Performance Shares (as defined in the 2025 Plan), PSUs, and Performance Cash Units (as defined in the 2025 Plan) as will become fully earned and vested; performance-based Awards will vest at the target level of the applicable performance criteria. In addition, the PSU agreements provide that if the PSUs are not assumed by or replaced with similar awards by the acquiror in a Change in Control, the number of PSUs that will be earned will be the greater of the number of PSUs that would be earned at target and the number of PSUs that would be earned based on actual performance through the date of the Change in Control. This acceleration occurs solely upon the Change in Control and does not require a concurrent termination of employment. Second, where Awards are assumed, continued, or replaced with Replacement Awards (as defined in the 2025 Plan) in connection with a Change in Control, the Administrator may specify on or after the date of grant, in an Award Agreement or amendment thereto, the consequences of a Participant's Termination of Service that occurs coincident with or following the Change in Control. In addition, the 2025 Plan separately provides the Administrator with general discretion to waive forfeiture conditions upon a Participant's Termination of Service resulting from specified causes or otherwise, as described above. The 2025 Plan does not otherwise provide for acceleration of equity in connection with a termination for any other reason or a termination without cause not in connection with a Change in Control.
(3)
Mr. Pizzie’s employment agreement includes a double-trigger provision, whereby Mr. Pizzie will receive a severance payment equal to six months of his then-base salary for termination without cause in connection with a Change in Control. His employment agreement does not provide for severance payments in connection with a termination without cause not in connection with a change in control.

Chief Executive Officer Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. Based on the information for fiscal year 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 23:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

We utilized annual base pay as our consistently applied compensation measure and December 31, 2025 as our determination date in order to identify the median employee (by assessing our entire employee population as of such date, other than Dr. Tabuteau). We did not annualize compensation for any employees who were employed for less than the full fiscal year. Once the median employee was identified, we calculated the median employee’s total annual compensation using the same methodology as our CEO in the Summary Compensation Table. Once we calculated the median employee’s total annual compensation, we compared it to Dr. Tabuteau’s total compensation in accordance with the requirements of the Summary Compensation Table. The total annual compensation of the median employee for 2025 was $437,980. The total annual compensation for our CEO for 2025 was $10,283,492. Therefore, the ratio of CEO total annual compensation to the median employee total annual compensation for 2025 was approximately 23 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The pay ratio above is a reasonable estimate calculated in a manner consistent with SEC rules. This information is being provided for compliance purposes only. Neither the Compensation Committee nor management of Axsome uses the pay ratio measure in making compensation decisions.

Policies and Practices Related to the Grant of Certain Equity Awards

In accordance with Item 402(x) of Regulation S-K, we are providing information regarding our procedures related to the grant of stock options close in time to the release of material non-public information. For our annual awards, we typically grant equity awards three business days after the filing of the Form 10-K. For other awards, we take into account the timing of material non-public information so that we do not make any grants of stock options close in time to the release of material non-public information. During fiscal year 2025, there were no stock option or stock appreciation right awards to any NEOs within four business days preceding or one business day after the filing of any report of Forms 10-K, 10-Q, or 8-K that discloses material nonpublic information.

Pay Versus Performance

The following table sets forth compensation information for our Chief Executive Officer, referred to below as our PEO, and our other NEOs for purposes of comparing their compensation to the value of our shareholders’ investments and our results of operations, calculated in accordance with SEC regulations, for fiscal years 2025, 2024, 2023, 2022 and 2021.

	(1)	(1) (2)	(1)	(1)(2)	(3)	(4)		(5)
					Value of initial fixed $100 investment based on:
Year	Summary Compensation table total for PEO	Compensation actually paid to PEO	Average summary Compensation table total for non-PEO NEOs	Average Compensation actually paid to non-PEO NEOs	Total share- holder return	NASDAQ Biotechnology Index Total share- holder return	Net Loss (in thousands)	Company- selected measure
2025	$10,283,492	$33,803,679	$3,587,903	$11,038,014	$224.18	$124.75	$(183,174)	$—
2024	$10,364,688	$10,059,065	$3,611,563	$3,557,974	$103.85	$93.49	$(287,216)	$—
2023	$9,896,629	$9,643,777	$3,553,199	$3,429,516	$97.69	$94.03	$(239,238)	$—
2022	$8,322,402	$28,012,845	$3,201,133	$10,647,212	$94.67	$89.90	$(187,134)	$—
2021	$8,054,631	$(11,115,528)	$4,511,767	$(2,163,524)	$46.37	$100.02	$(130,403)	$—

(1)
For each fiscal year, represents amount reported for our PEOs and average amount reported for our NEOs, in each case in the Total column of the Summary of Compensation Table. Our PEOs and NEOs for each of these fiscal years are shown below:

Year	CEO	Non-CEO NEOs
2025	Herriot Tabuteau, M.D.	Nick Pizzie, C.P.A., M.B.A., Mark Jacobson, M.A., Hunter Murdock, Esq., Ari Maizel, M.B.A.
2024	Herriot Tabuteau, M.D.	Nick Pizzie, C.P.A., M.B.A., Mark Jacobson, M.A., Hunter Murdock, Esq., Ari Maizel, M.B.A.
2023	Herriot Tabuteau, M.D.	Nick Pizzie, C.P.A., M.B.A., Mark Jacobson, M.A., Hunter Murdock, Esq.
2022	Herriot Tabuteau, M.D.	Nick Pizzie, C.P.A., M.B.A., Mark Jacobson, M.A., Hunter Murdock, Esq.
2021	Herriot Tabuteau, M.D.	Nick Pizzie, C.P.A., M.B.A., Mark Jacobson, M.A.

(2)
Amounts represent Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our non-CEO NEOs for the relevant fiscal year. Compensation Actually Paid represents the amount reported in the Total column of the Summary Compensation Table for the applicable fiscal year, adjusted as shown below. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined as follows: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. Equity values are calculated in accordance with ASC 718.
(3)
Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the Company’s common stock on December 31, 2020.
(4)
Represents NASDAQ Biotechnology Index total shareholder return.
(5)
For much of the Company’s history, Axsome was a research and development company without revenue, and therefore, we did not have any specific financial performance measures linked to executive compensation. However, our Compensation Committee approved robust operational, commercial, clinical, strategic, and other performance goals discussed further below. In the future, this may change, and the Compensation Committee may adopt certain financial measures as one or more corporate goals and objectives.

The following two tables represent the adjustments made during each year in the Pay versus Performance (“PvP”) table to determine the “compensation actually paid” to our Principal Executive Officer during each year.

		(a)	(b)
Year	Reported Summary Compensation Table Total for Dr. Tabuteau	Reported Value of Equity Awards for Dr. Tabuteau	Aggregate Equity Award Adjustments for Dr. Tabuteau	Compensation Actually Paid to Dr. Tabuteau
2025	$10,283,492	$(8,366,791)	$31,886,978	$33,803,679
2024	$10,364,688	$(8,499,758)	$8,194,135	$10,059,065
2023	$9,896,629	$(8,501,168)	$8,248,316	$9,643,777
2022	$8,322,402	$(7,001,434)	$26,691,877	$28,012,845
2021	$8,054,631	$(6,999,606)	$(12,170,553)	$(11,115,528)

(a)
Represents the reported value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant besides the difference in grant price and ending applicable year share price. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Dr. Tabuteau	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Dr. Tabuteau	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Dr. Tabuteau	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Dr. Tabuteau	Fair Value at Last Day of Prior Year of Equity Awards Failed to Meet Vesting Conditions During Year for Dr. Tabuteau

Dollar Value of any Dividends or Other Earnings Paid on Stock or Option Awards During Year Prior to the Vesting Date that are not otherwise included in the Total Compensation During Year for
Dr. Tabuteau

							Aggregate Equity Awards Adjustment
2025	$10,551,245	$15,413,145	$423,671	$5,498,917	$—	$—	$31,886,978
2024	$7,044,559	$282,885	$979,122	$(112,431)	$—	$—	$8,194,135
2023	$9,047,580	$(45,740)	$1,145,283	$(1,898,807)	$—	$—	$8,248,316
2022	$17,258,108	$6,410,202	$1,795,203	$1,228,364	$—	$—	$26,691,877
2021	$3,465,249	$(10,256,116)	$499,935	$(5,879,621)	$—	$—	$(12,170,553)

The following two tables represent the adjustments made during each year in the PvP table to determine the “compensation actually paid” to our non-CEO NEOs during each year.

		(a)	(b)
Year	Reported Summary Compensation Table Total for non-PEO NEOs	Reported Value of Equity Awards for non-PEO NEOs	Aggregate Equity Award Adjustments for non-PEO NEOs	Compensation Actually Paid to non-PEO NEOs
2025	$3,587,903	$(2,608,206)	$10,058,317	$11,038,014
2024	$3,611,563	$(2,649,862)	$2,596,273	$3,557,974
2023	$3,553,199	$(2,766,988)	$2,643,305	$3,429,516
2022	$3,201,133	$(2,450,136)	$9,896,215	$10,647,212
2021	$4,511,767	$(3,957,422)	$(2,717,869)	$(2,163,524)

(a)
Represents the reported value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant besides the difference in grant price and ending applicable year share price. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Fair Value at Last Day of Prior Year of Equity Awards Failed to Meet Vesting Conditions During Year for Non-PEO NEOs

Dollar Value of any Dividends or Other Earnings Paid on Stock or Option Awards During Year Prior to the Vesting Date that are not otherwise included in the Total Compensation During Year for Non-PEO NEOs

							Aggregate Equity Awards Adjustment
2025	$3,289,088	$4,820,303	$132,120	$1,816,806	$—	$—	$10,058,317
2024	$2,196,169	$89,304	$305,264	$5,536	$—	$—	$2,596,273
2023	$2,944,798	$(43,134)	$372,802	$(631,161)	$—	$—	$2,643,305
2022	$6,039,799	$2,701,764	$626,942	$527,710	$—	$—	$9,896,215
2021	$2,495,052	$(3,349,097)	$199,967	$(2,063,791)	$—	$—	$(2,717,869)

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

Below are graphs showing the relationship of “compensation actually paid” to our CEOs and other non-CEO NEOs in 2025, 2024, 2023, 2022 and 2021 to (1) Company total shareholder return (“TSR”) of both Axsome and the NASDAQ Biotechnology Index and (2) Axsome’s net loss.

CAP vs. TSR FY25 - FY21
$250
$200
$150
$100
$50
$0
($50)
($100)
($150)
Total Shareholder Return
$40
$30
$20
$10
$0
($10)
($20)
($30)
Cap ($M)
2025
2024
2023
2022
2021
CAP PEO
CAP NEOs
TSR
Peer TSR

CAP vs. TSR FY25 – FY21 Total Shareholder Return $250 $200 $150 $100 $50 $0 ($50) ($100) ($150) Cap ($M) $40 $30 $20 $10 $0 ($10) ($20) ($30) 2025 2024 2023 2022 2021 CAP PEO CAP NEOs TSR Peer TSR

CAP vs. Net Loss FY25 – FY21 Net Loss ($M) $300 $200 $100 $0 ($100) ($200) ($300) CAP ($M) $40 $30 $20 $10 $0 ($10) ($20) ($30) 2025 2024 2023 2022 2021 Net Loss CAP PEO CAP NEOs

At this time, we do not use any specific financial measures for purposes of determining “compensation actually paid.” As a result, we are not able to, as stipulated by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, provide three financial performance measures that in our assessment represent the most important performance measures we use to link “compensation actually paid” to our named executive officers to company performance for 2025. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for:

•
each of our NEOs;
•
each of our directors;
•
all of our executive officers and directors as a group; and
•
all persons known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 51,439,952 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable or releasable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Axsome Therapeutics, Inc., One World Trade Center, 29th Floor, New York, New York 10007.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Antecip Capital LLC(2)	7,344,500	13.4%
The Vanguard Group, Inc. (subsidiaries/business divisions)(3)	3,696,766	6.8%
BlackRock, Inc.(4)	3,239,746	5.9%
Named Executive Officers and Directors
Herriot Tabuteau, M.D.(5)	8,992,422	16.4%
Nick Pizzie, C.P.A., M.B.A.(6)	596,924	1.1%
Mark Jacobson, M.A.(7)	536,499	*
Hunter Murdock, Esq.(8)	167,517	*
Ari Maizel, M.B.A.(9)	51,905	*
Mark Coleman, M.D.(10)	612,219	1.1%
Roger Jeffs, Ph.D.(11)	104,784	*
Susan Mahony, Ph.D., M.B.A.(12)	17,314	*
Mark Saad(13)	175,271	*
All directors, and executive officers as a group (9 persons)**	11,254,855	20.6%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**	Includes all of our current executive officers as of the record date who served during 2025 until the Record Date.
(1)
This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table have sole voting power with respect to the common stock indicated as beneficially owned.
(2)
The principal business address of Antecip Capital LLC is 630 5th Avenue, Suite 2000, New York, NY 10111. Dr. Tabuteau is the managing member of Antecip Capital LLC and exercises sole dispositive and voting power over these shares.
(3)
Based on information disclosed in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), according to which Vanguard beneficially owns 3,696,766 shares of our common stock, with shared voting power over 64,820 shares, sole dispositive power over 3,595,865 shares, and shared dispositive power over 100,901 shares. In a Schedule 13G/A filed on March 26, 2026, Vanguard reported that, following an internal realignment, Vanguard no longer beneficially owns such shares and the Vanguard subsidiaries or business divisions that beneficially own such shares will be filing a Schedule 13G. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)
Based on information disclosed in a Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”), according to which BlackRock beneficially owns 3,239,746 shares of our common stock, with sole voting power over 3,189,731 shares and sole dispositive power over 3,239,746 shares. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(5)
Includes (a) 7,229 shares of common stock owned by Dr. Tabuteau; (b) 1,640,693 shares of common stock that Dr. Tabuteau has the right to acquire from us within 60 days of the Record Date and (c) 7,344,500 shares of common stock held by an affiliate, Antecip Capital LLC. Dr. Tabuteau is the managing member of Antecip Capital LLC and so may be deemed to beneficially own such shares of common stock. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred. Excludes (a) 92,769 shares of common stock underlying options; (b) 114,830 shares of common stock underlying restricted stock units and (c) 28,609 shares of common stock underlying performance stock units, in each case, that will remain unvested within 60 days of the Record Date.

(6)
Includes (a) 42,588 shares of common stock owned by Mr. Pizzie; (b) 201 shares of common stock that may be deemed to be indirectly beneficially owned by Mr. Pizzie as custodian for his son’s Uniform Transfers to Minors Act (UTMA) account; (c) 145 shares of common stock that may be deemed to be indirectly beneficially owned by Mr. Pizzie as custodian for his daughter’s UTMA account; (d) 142 shares of common stock that may be deemed to be indirectly beneficially owned by Mr. Pizzie as custodian for his other son’s UTMA account and (e) 553,848 shares of common stock that Mr. Pizzie has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred. Excludes (a) 30,559 shares of common stock underlying options; (b) 38,401 shares of common stock underlying restricted stock units and (c) 9,423 shares of common stock underlying performance stock units, in each case, that will remain unvested within 60 days of the Record Date. Mr. Pizzie disclaims beneficial ownership of the 488 shares of common stock held in his children’s UTMA accounts.
(7)
Includes 536,499 shares of common stock that Mr. Jacobson has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred. Excludes (a) 34,924 shares of common stock underlying options; (b) 42,327 shares of common stock underlying restricted stock units and (c) 10,769 shares of common stock underlying performance stock units, in each case, that will remain unvested within 60 days of the Record Date.
(8)
Includes 167,517 shares of common stock that Mr. Murdock has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred. Excludes (a) 25,101 shares of common stock underlying options; (b) 32,674 shares of common stock underlying restricted stock units and (c) 7,740 shares of common stock underlying performance stock units, in each case, that will remain unvested within 60 days of the Record Date.
(9)
Includes 51,905 shares of common stock that Mr. Maizel has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred. Excludes (a) 32,174 shares of common stock underlying options; (b) 39,322 shares of common stock underlying restricted stock units and (c) 7,740 shares of common stock underlying performance stock units, in each case, that will remain unvested within 60 days of the Record Date.
(10)
Includes (a) 47,140 shares of common stock owned by Dr. Coleman, (b) 403,856 shares of common stock owned by entities of which Dr. Coleman has sole voting and dispositive power and (c) 161,223 shares of common stock that Dr. Coleman has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred.
(11)
Includes (a) 57,510 shares of common stock owned by Dr. Jeffs and (b) 47,274 shares of common stock that Dr. Jeffs has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred.
(12)
Includes 17,314 shares of common stock that Dr. Mahony has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred.
(13)
Includes (a) 10,002 shares of common stock owned by Mr. Saad; (b) 100 shares of common stock that may be deemed to be indirectly beneficially owned by Mr. Saad as custodian for his child’s UTMA account; (c) 100 shares of common stock that may be deemed to be indirectly beneficially owned by Mr. Saad as custodian for his second child’s UTMA account; (d) 100 shares of common stock that may be deemed to be indirectly beneficially owned by Mr. Saad as custodian for his third child’s UTMA account and (e) 164,969 shares of common stock that Mr. Saad has the right to acquire from us within 60 days of the Record Date. Such shares are included when the shares are fully vested or vested within 60 days of the Record Date, even when the issuance of such shares is deferred. Mr. Saad disclaims beneficial ownership of the 300 shares of common stock held in his children’s UTMA accounts.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2025.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted- average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	8,605,933	(1)	$51.98	(2)	3,548,237	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	8,605,933	(1)	$51.98	(2)	3,548,237	(3)

(1)
Includes 1,507,374 RSUs, 7,034,278 stock options, and 64,281 PSUs outstanding as of December 31, 2025. Does not include purchase rights that accrue under the 2023 Employee Stock Purchase Plan (the “ESPP”). Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and the purchase price is not yet known.
(2)
The weighted-average exercise price does not account for outstanding RSUs / PSUs, as RSUs / PSUs have no exercise price associated with them. Also excludes purchase rights under the 2023 Employee Stock Purchase Plan for the reasons described above.
(3)
Includes (i) 2,560,212 shares of common stock available for issuance under the 2025 Long-Term Incentive Plan and (ii) 988,025 shares of common stock available for issuance under the ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2025, in which we were a party or participant and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Compensation Discussion and Analysis.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Related Party Transactions

License Agreements

In 2012, we entered into three exclusive license agreements with Antecip Bioventures II LLC (“Antecip”), an entity owned by our Chief Executive Officer and Chairman of the Board, Herriot Tabuteau, M.D., in which we were granted exclusive licenses to develop, manufacture, and commercialize Antecip’s patents and applications related to the development of AXS-05 (now marketed as AUVELITY) and two product candidates no longer under active development, anywhere in the world for human therapeutic, veterinary, and diagnostic use. Pursuant to the agreements, we are required to use commercially reasonable efforts to develop, obtain regulatory approval for and commercialize these product candidates. Under the terms of the agreements, we are required to pay to Antecip a royalty equal to 3.0% for AXS-05 (and 1.5% or 4.5% for the other two product candidates no longer under active development), of net sales of products containing the licensed technology by us, our affiliates, or permitted sublicensees. These royalty payments are subject to reduction by an amount up to 50.0% of any required payments to third parties. Unless earlier terminated by a party for cause or by us for convenience, the agreements shall remain in effect on a product-by-product and country-by-country basis until the later to occur of (1) the applicable product is no longer covered by a valid claim in that country or (2) 10 years from the first commercial sale of the applicable product in that country. Upon expiration of the agreements with respect to a product in a country, our license grant for that product in that country will become a fully paid-up, royalty-free, perpetual non-exclusive license. If Antecip terminates any of the agreements for cause, or if we exercise our right to terminate any of the agreements for convenience, the rights granted to us under such terminated agreement will revert to Antecip. We began recording royalty payments to Antecip along with the initiation of sales of AUVELITY in the fourth quarter of 2022. We recorded royalty expense of $15.2 million and $8.7 million for the years ended December 31, 2025 and 2024, respectively, which equal 3.0% of net sales of AUVELITY for those respective years.

Indemnification Agreements

Our amended and restated certificate of incorporation provides that we will indemnify each of our executive officers and directors to the fullest extent permitted by the DGCL against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses to each indemnitee in connection with any proceeding in which indemnification is available. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Review and Approval of Related Party Transactions

Our Audit Committee charter requires that our Audit Committee review and approve or ratify transactions involving us and any executive officer, director, director nominee, 5% stockholder, and certain of their immediate family members, also referred to herein as related parties. The policy and procedures cover any transaction involving a related party, also referred to herein as a related party transaction, in which the related party has a material interest, and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

A related party transaction will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related party’s interest in the transaction. In considering related party transactions, the Audit Committee will consider any information considered material to investors and the following factors:

•
the related party’s interest in the transaction;
•
the approximate dollar value of the transaction;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and
•
the purpose and potential benefit to us of the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during the year ended December 31, 2025, all Section 16(a) filing requirements were satisfied in a timely manner.

AUDIT COMMITTEE REPORT

The information contained in the following report of Axsome’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Axsome specifically incorporates it by reference.

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee of our Board of Directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Axsome’s Audit Committee charter, published on the corporate governance section of Axsome’s website at www.axsome.com.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year Ended December 31, 2025

The Audit Committee has reviewed and discussed with Axsome’s management and Deloitte & Touche LLP the audited consolidated financial statements of Axsome Therapeutics, Inc. for the year ended December 31, 2025. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and Audit Committee.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Axsome’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Mark Saad (Chair)
Mark Coleman, M.D.

Roger Jeffs, Ph.D.

Susan Mahony, Ph.D., M.B.A.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Axsome may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS

New York, NY

April 24, 2026

Axsome AXSOME THERAPEUTICS, INC. ONE WORLD TRADE CENTER, 29TH FLOOR NEW YORK, NY 10007 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AXSM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 4, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V91325-P50476 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AXSOME THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Mark Saad 02) Susan Mahony, Ph.D., MBA The Board of Directors recommends you vote FOR proposals 2 and 3. 2. T o ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026. 3. To approve, by non-binding advisory vote, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V91326-P50476 AXSOME THERAPEUTICS, INC. Annual Meeting of Stockholders June 5, 2026 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Herriot Tabuteau, M.D. and Hunter Murdock, Esq., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Axsome Therapeutics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 5, 2026, via live webcast at www.virtualshareholdermeeting.com/AXSM2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side